EXHIBIT 3.5

BYLAWS

OF

GENENTECH, INC.

* * * * *

ARTICLE 1
OFFICES

SECTION 1.01. Registered Office. The registered office shall be Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is Corporation Service Company.

SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

SECTION 1.03. Books. The books of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

SECTION 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

SECTION 2.02. Annual Meetings; Election of Directors. An annual meeting of stockholders, commencing with the year 2000, shall be held at such date and time as directors may determine to transact such business as may properly be brought before the meeting. Prior to a Termination Event (as defined below), directors shall be nominated and elected at the annual meeting in accordance with Section 3.02 and Section 3.03. After a Termination Event has occurred, directors shall (subject to Section 3.03(c)) be elected by stockholders by ballot at the annual meeting, unless they are elected by written consent in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law"). For purposes of these bylaws, a "Termination Event" means the disposition by Roche and its "Affiliates" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of beneficial ownership of Common Stock of the Corporation which disposition has the effect of causing Parent's Voting Interest (as defined herein) to be less than 40%.

SECTION 2.03. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.05. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 2.06. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

SECTION 2.07. Action by Consent. (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.07(b).

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

SECTION 2.08. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 2.09. Order of Business; Conduct of Meetings. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting. In addition, the Board may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with law and such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chairman should so determine, declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.10. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the

Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 2.11: Advance Notice Procedures. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) calendar days before the one year anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of ninety (90) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any additional information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in the stockholder’s capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a) and, if the chairman should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(b) Subject to the provisions of Article III of these bylaws, only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation in accordance with the provisions of paragraph (a) of this Section 2.11. Such stockholder’s notice shall set forth (1) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any additional information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (2) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 2.11. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairman should so determine, the chairman shall so declare at the meeting, and the defective nomination shall be disregarded.

ARTICLE 3
DIRECTORS

SECTION 3.01. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 3.02. Composition of Board of Directors; Terms of Directors. (a) Subject to the other provisions hereof, the number of directors comprising the Board shall be seven or such greater number as the Board of Directors may determine from time to time, and shall include at least three nominees of Roche Holdings, Inc. ("Roche") (unless reduced in accordance with Section 3.03(c) of these bylaws), one executive officer of the Corporation nominated by the nominating or proxy committee, and at least three or more

Independent Directors (as defined herein) nominated by the nominating or proxy committee. For purposes of these bylaws, the term "Independent Director" means a director of the Corporation who is not (i) an officer of the Corporation, (ii) an employee, director, principal stockholder or partner of Roche or any affiliate of Roche, or (iii) an employee, director, principal stockholder or partner of an entity (other than the Corporation or any of its subsidiaries) that was dependent upon Roche or any affiliate of Roche for more than 10% of its revenues or earnings in its most recent fiscal year. After a Termination Event has occurred, this Section 3.02(a) shall be of no further force or effect, and directors shall be elected as set forth in Section 2.02.

(b) The directors of the Corporation shall be nominated as provided in these bylaws, and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and these bylaws. The term of office of each director shall be one year, provided that this shall not prevent any director from serving multiple or successive terms.

SECTION 3.03. Roche's Right to Proportional Representation. (a) Upon the request of Roche at any time by notice to the Corporation (a "Governance Notice"), Roche shall be immediately entitled to representation on the Board such that Roche shall have a number of directors designated by Roche equal to Parent's Voting Interest times the total number of directors, rounded up to the next whole number if Parent's Voting Interest is greater than 50% and rounded down to the next whole number if Parent's Voting Interest is less than or equal to 50%. For purposes of these bylaws, "Parent’s Voting Interest" means the percentage of the outstanding common stock, par value $0.02 per share ("Common Stock"), of the Corporation beneficially owned by Roche and its affiliates. Notwithstanding any other provisions of these Bylaws, and without limiting the Corporation’s obligations pursuant to Section 4.04(g) of the Affiliation Agreement between the Corporation and Roche Holdings, Inc. dated as of July 22, 1999, as amended as of October 22, 1999 (as so amended and as hereafter amended by the Corporation and Roche, the “Affiliation Agreement”), (a) Parent’s Voting Interest, (b) the ownership of Roche and/or its affiliates and (c) Roche’s total voting power for purpose of Section 3.04(d)(i)(A) and (B) shall at all times be calculated for purposes of the Bylaws as if the Corporation had, as of the time of such calculation, purchased all shares that would, as of such time, have been required to be purchased by the Corporation pursuant to Section 4.04(g) of the Affiliation Agreement (determined without regard to the exception at the end of Section 4.04(g)(2) of the Affiliation Agreement).

(b) Upon receipt of a Governance Notice, the Board and the Corporation shall immediately take or cause to be taken all action not previously taken to cause the numbers of directors constituting the Board to be increased, and to cause the Board to fill the vacancies created by any such increase by electing Roche's nominees for such vacancies, as necessary in order to achieve the proportionality required by Section 3.03(a). Any directors elected to fill a vacancy shall serve until the next annual meeting of stockholders.

(c) After a Termination Event has occurred, Sections 3.03(a) and 3.03(b) shall be of no further force or effect, and Roche shall thereafter be entitled to nominate a number of directors (and their successors) which is proportional to Parent's Voting Interest, rounded down to the next whole number, until and unless Parent's Voting Interest is less than 5%. Both prior to and after a Termination Event, Roche may designate an affiliate of Roche to make nominations of directors and committee members on its behalf.

SECTION 3.04. Committees. (a) The Board shall designate a nominating or proxy committee, an executive committee, an audit committee and a compensation committee. No action by any such committee shall be valid unless taken at a meeting for which adequate notice has been duly given to or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting and no other business may be transacted at such meeting. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone.

(b) Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Corporation shall be governed by the provisions of Section 141(c)(2) of Delaware Law, as amended effective July 1, 1996.

(c) Each committee of the Board (other than any special committee or committee of Independent Directors that may be constituted for purposes of making any determination provided for by agreement between the Corporation and Roche) shall at all times include at least one director designated by Roche (and, following a Governance Notice, no less than a proportional number of directors designated by Roche). Any director designated by Roche to serve on any committee may designate as his or her alternate another director designated by Roche.

(d) The nominating or proxy committee shall at all times have three members. At any time that Roche owns 80% or more of the total voting power of the Corporation stock (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended), the nominating or proxy committee shall include two nominees of Roche and one Independent Director. At any time that Roche owns less than 80% of the total voting power, the nominating or proxy committee shall include (i) a number of nominees of Roche that is equal to the product of (A) the percentage owned by Roche of the total voting power and (B) three, rounded up to the next whole number if Roche's total voting power is greater than 50% and rounded down to the next whole number if Roche's total voting power is less than or equal to 50%, provided that (X) Roche shall at no time have more than two nominees, and (Y) if Roche's ownership of less than 80% of the total voting power is the result of a breach by the Corporation of any obligation under any agreement with Roche, the nominating or proxy committee shall include two nominees of Roche, and (ii) a number of Independent Directors equal to three minus the number of nominees of Roche determined pursuant to the preceding clause (i).

(e) After a Termination Event has occurred, Sections 3.04(c) and 3.04(d) shall terminate and be of no further force or effect.

SECTION 3.05. Nomination of Directors. The nominating or proxy committee shall require, for the nomination of any person not designated by Roche, the approval of a majority of the nominating or proxy committee.

SECTION 3.06. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.07. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

SECTION 3.08. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.10 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

SECTION 3.09. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

SECTION 3.10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

SECTION 3.11. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 3.12. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.13. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.14. Vacancies. Except as otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof (or any particular holder or holders) are entitled to elect one or more directors by the certificate of incorporation or these bylaws, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof (or particular holder or holders) then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law.

SECTION 3.15. Removal. Directors may be removed only as provided in the Certificate of Incorporation.

SECTION 3.16. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

OFFICERS

SECTION 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Executive Vice Presidents and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, (defined in the same manner as “officer” in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended), holding any title, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

SECTION 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of each principal officer of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office held by a principal officer shall be filled in such manner as the Board of Directors shall determine.

SECTION 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have a Treasurer, one or more Senior Vice Presidents, Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees, holding any title, as the Board of Directors may determine, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any one or more principal officers the power to determine, appoint and to remove any such subordinate officers, agents or employees.

SECTION 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

SECTION 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5
GENERAL PROVISIONS

SECTION 5.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.02. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

SECTION 5.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

SECTION 5.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

SECTION 5.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

SECTION 5.06. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors, provided that Sections 2.02, 3.02, 3.03, 3.04, 3.05, 3.14, 3.15 and 5.06 of these bylaws may only be altered, amended, repealed or rescinded as provided in the Certificate of Incorporation.